UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On November 20, 2013, pursuant to that certain Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of July 7, 2013, as amended by that certain First Amendment to Agreement and Plan of Merger and Reorganization, dated as of September 27, 2013 (the “First Amendment”), by and among Nile Therapeutics, Inc. (“Nile”), Bovet Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Nile (“Merger Sub”), and Capricor, Inc., a privately-held company incorporated in Delaware (“Capricor”), Merger Sub merged with and into Capricor and Capricor became a wholly-owned subsidiary of Nile (the “Merger”). Immediately prior to the Merger and in connection therewith, Nile filed certain amendments to its certificate of incorporation (the “Charter Amendments”) which: (i) effected a 1-for-50 reverse split of its common stock (the “Reverse Stock Split”), (ii) changed its corporate name from “Nile Therapeutics, Inc.” to “Capricor Therapeutics, Inc.” (the “Name Change”), and (iii) effected a reduction in the total number of authorized shares of common stock from 100,000,000 to 50,000,000, and a reduction in the total number of authorized shares of preferred stock from 10,000,000 to 5,000,000 (the “Share Reduction”). Unless the context otherwise requires, in the discussion set forth in this Current Report on Form 8-K, all references herein to “Capricor Therapeutics” refer to the registrant (and its wholly-owned subsidiary) following the Name Change and completion of the Merger, and all references to “Nile” refer to Nile Therapeutics, Inc., prior to the Name Change and completion of the Merger.

As a result of the Merger and in accordance with the terms of the Merger Agreement, each outstanding share of Capricor common stock was converted into the right to receive approximately 2.07 shares of Capricor Therapeutics common stock, on a post 1-for-50 reverse stock split basis. Each option to purchase Capricor common stock outstanding at the effective time of the Merger was assumed by Capricor Therapeutics at the effective time of the Merger, with each share of Capricor common stock underlying such options being converted into the right to receive approximately 2.07 shares of Capricor Therapeutics common stock, on a post 1-for-50 reverse stock split basis, rounded down to the nearest whole number of shares of Capricor Therapeutics common stock.

Due to the 1-for-50 Reverse Stock Split, each share of Nile common stock, and each warrant and option exercisable for Nile common stock, was similarly affected by the 1-for-50 Reverse Stock Split. As a result of the Merger, former Capricor stockholders now own 90% of the outstanding common stock of Capricor Therapeutics, and Nile stockholders own 10% of the outstanding common stock of Capricor Therapeutics, in each case on a fully-diluted basis.

As of November 20, 2013, immediately following the consummation of the Merger, including all issuances contemplated therein there were approximately 11,687,430 shares of Capricor Therapeutics common stock issued and outstanding and options and warrants exercisable for a total of approximately 5,220,801 shares of Capricor Therapeutics common stock, in each case on a post-Merger, post-Reverse Stock Split basis. All historical per share amounts have been adjusted to reflect the Reverse Stock Split.

The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheets of Nile and Capricor, giving effect to the Merger as if it had been consummated on September 30, 2013. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2013 and for the year ended December 31, 2012 combine the historical consolidated statements of operations of Nile and Capricor, giving effect to the Merger as if it had been consummated on January 1, 2012, the beginning of the earliest period presented.

Certain assumptions, reclassifications and adjustments are described in the accompanying notes to these unaudited pro forma condensed combined financial statements.

These unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with (1) the unaudited interim financial statements of Nile contained in its Quarterly Reports on Form 10-Q for the quarterly period ended September 30, 2013, (2) the audited financial statements of Nile contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012, (3) the unaudited interim financial statements of Capricor for the quarterly period ended September 30, 2013, and (4) the audited financial statements of Capricor for the fiscal year ended December 31, 2012. The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of Capricor would have been had the merger occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position.

As a result of the planned Merger, the Company will incur significant additional costs as Capricor’s staff replaces Nile’s staff and Capricor’s business plans are implemented and products continue to be developed. The unaudited pro forma condensed combined financial information does not reflect any operating efficiencies and/or cost savings that Capricor may achieve with respect to the combined companies.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

September 30, 2013

					Condensed
	Historical		Pro Forma		Combined
	Capricor	Nile	Adjustments		Pro Forma
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$275,770	$71,028	$-		$346,798
Marketable securities	1,619,803	-	-		1,619,803
Restricted cash	3,067,799	-	-		3,067,799
Grants receivable	123,795	-	-		123,795
Interest receivable	3,427	-	-		3,427
Prepaid expenses and other current assets	21,239	37,975	-		59,214

TOTAL CURRENT ASSETS	5,111,833	109,003	-		5,220,836

PROPERTY AND EQUIPMENT, at cost
Furniture and equipment	35,056	6,576	-		41,632
Laboratory equipment	115,766	-	-		115,766
	150,822	6,576	-		157,398
Less accumulated depreciation	(76,809)	(5,748)	-		(82,557)

NET PROPERTY AND EQUIPMENT	74,013	828	-		74,841

OTHER ASSETS
Patents, net of accumulated amortization of $31,392	211,870	-	-		211,870
Loan fees, net of accumulated amortization of $4,889	31,778	-	-		31,778
Deposits	25,728	4,535			30,263
Intangibles	-	-	600,000	a	600,000

TOTAL ASSETS	$5,455,222	$114,366	$600,000		$6,169,588

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$718,088	$837,131	$(492,887	)b	$1,062,332
Notes payable, net of unamortized discount of $123,204	-	326,796	(326,796	)c	-
Accounts payable and accrued expenses, related party	201,864	18,000	-		219,864
Sub-award payable, related party	21,505	-	-		21,505
Accrued royalties	12,452	-	-		12,452

TOTAL CURRENT LIABILITIES	953,909	1,181,927	(819,683)		1,316,153

LONG TERM LIABILITIES
Warrant liability	-	499,993	(393,200	)d	106,793
Loan payable	3,961,733	-			3,961,733
Accrued interest	33,275	-	-		33,275

TOTAL LONG TERM LIABILITIES	3,995,008	499,993	(393,200)		4,101,801

TOTAL LIABILITIES	4,948,917	1,681,920	(1,212,883)		5,417,954

SHAREHOLDERS' EQUITY (DEFICIT)
Preferred stock	3,177	-	(3,177	)e	-
Common stock	1,812	43,521	(33,646	)e, f	11,687
Additional paid-in capital	12,297,843	46,525,778	(46,287,147	)g	12,536,474
Accumulated other comprehensive loss	(2,976)	-	-		(2,976)
Deficit accumulated during the development stage	(11,793,551)	(48,136,853)	48,136,853	h	(11,793,551)

TOTAL SHAREHOLDERS' EQUITY (DEFICIT)	506,305	(1,567,554)	1,812,883		751,634

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$5,455,222	$114,366	$600,000		$6,169,588

See accompanying notes to unaudited pro forma condensed combined financial information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2013

					Condensed
	Historical		Pro Forma		Combined
	Capricor	Nile	Adjustments		Pro Forma

INCOME
Grant income	$503,233	$-	$-		$503,233
Collaboration income	-	-	-		-

TOTAL INCOME	503,233	-	-		503,233

OPERATING EXPENSES
Research and development	3,513,548	130,002	-		3,643,550
General and administrative	1,531,145	908,178	(628,934	)i, j	1,810,389

TOTAL OPERATING EXPENSES	5,044,693	1,038,180	(628,934)		5,453,939

LOSS FROM OPERATIONS	(4,541,460)	(1,038,180)	628,934		(4,950,706)

OTHER INCOME (EXPENSES)
Investment income	(12,205)	200	-		(12,005)
Interest expense	(33,275)	(155,345)	(123,204	)k	(311,824)
Other income (expense)	-	(235,511)	189,800	l	(45,711)

TOTAL OTHER INCOME (EXPENSES)	(45,480)	(390,656)	66,596		(369,540)

NET LOSS	(4,586,940)	(1,428,836)	695,530		(5,320,246)

OTHER COMPREHENSIVE LOSS
Net unrealized gain on marketable securities	18,819	-	-		18,819

COMPREHENSIVE LOSS	$(4,568,121)	$(1,428,836)	$695,530		$(5,301,427)

See accompanying notes to unaudited pro forma condensed combined financial information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2012

					Condensed
	Historical		Pro Forma		Combined
	Capricor	Nile	Adjustments		Pro Forma

INCOME
Grant income	$1,898,764	$-	$-		$1,898,764
Collaboration income	-	195,500	-		195,500

TOTAL INCOME	1,898,764	195,500	-		2,094,264

OPERATING EXPENSES
Research and development	2,634,222	1,023,929	-		3,658,151
General and administrative	1,364,582	1,611,711	(56,428	)m	2,919,865

TOTAL OPERATING EXPENSES	3,998,804	2,635,640	(56,428)		6,578,016

LOSS FROM OPERATIONS	(2,100,040)	(2,440,140)	56,428		(4,483,752)

OTHER INCOME (EXPENSES)
Investment income	28,785	1,227	-		30,012
Interest expense	-	-	-		-
Other income (expense)	-	545,876	(1,136,353	)n	(590,477)

TOTAL OTHER INCOME (EXPENSES)	28,785	547,103	(1,136,353)		(560,465)

NET LOSS	(2,071,255)	(1,893,037)	(1,079,925)		(5,044,217)

OTHER COMPREHENSIVE LOSS
Net unrealized loss on marketable securities	(21,795)	-	-		(21,795)

COMPREHENSIVE LOSS	$(2,093,050)	$(1,893,037)	$(1,079,925)		$(5,066,012)

See accompanying notes to unaudited pro forma condensed combined financial information

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Description of Transaction

On November 20, 2013, pursuant to that certain Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of July 7, 2013, as amended by that certain First Amendment to Agreement and Plan of Merger and Reorganization, dated as of September 27, 2013 (the “First Amendment”), by and among Nile Therapeutics, Inc. (“Nile”), Bovet Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Nile (“Merger Sub”), and Capricor, Inc., a privately-held company incorporated in Delaware (“Capricor”), Merger Sub merged with and into Capricor and Capricor became a wholly-owned subsidiary of Nile (the “Merger”). Immediately prior to the Merger and in connection therewith, Nile filed certain amendments to its certificate of incorporation (the “Charter Amendments”) which: (i) effected a 1-for-50 reverse split of its common stock (the “Reverse Stock Split”), (ii) changed its corporate name from “Nile Therapeutics, Inc.” to “Capricor Therapeutics, Inc.” (the “Name Change”), and (iii) effected a reduction in the total number of authorized shares of common stock from 100,000,000 to 50,000,000, and a reduction in the total number of authorized shares of preferred stock from 10,000,000 to 5,000,000 (the “Share Reduction”). Unless the context otherwise requires, in the discussion set forth in this Current Report on Form 8-K, all references herein to “Capricor Therapeutics” refer to the registrant (and its wholly-owned subsidiary) following the Name Change and completion of the Merger, and all references to “Nile” refer to Nile Therapeutics, Inc., prior to the Name Change and completion of the Merger.

As a result of the Merger and in accordance with the terms of the Merger Agreement, each outstanding share of Capricor common stock was converted into the right to receive approximately 2.07 shares of Capricor Therapeutics common stock, on a post 1-for-50 reverse stock split basis. Each option to purchase Capricor common stock outstanding at the effective time of the Merger was assumed by Capricor Therapeutics at the effective time of the Merger, with each share of Capricor common stock underlying such options being converted into the right to receive approximately 2.07 shares of Capricor Therapeutics common stock, on a post 1-for-50 reverse stock split basis, rounded down to the nearest whole number of shares of Capricor Therapeutics common stock. Following the Merger, each assumed Capricor option has a per share exercise price for Capricor Therapeutics common stock equal to the quotient obtained by dividing the exercise price per share of Capricor common stock subject to such option by approximately 2.07 and rounding the resulting exercise price up to the nearest whole cent.

Due to the 1-for-50 Reverse Stock Split, each share of Nile common stock, and each warrant and option exercisable for Nile common stock, was similarly affected by the 1-for-50 Reverse Stock Split. As a result of the Merger, former Capricor stockholders now own 90% of the outstanding common stock of Capricor Therapeutics, and Nile stockholders own 10% of the outstanding common stock of Capricor Therapeutics, in each case on a fully-diluted basis.

As of November 20, 2013, immediately following the consummation of the Merger, including all issuances contemplated therein there were approximately 11,687,430 shares of Capricor Therapeutics common stock issued and outstanding and options and warrants exercisable for a total of approximately 5,220,801 shares of Capricor Therapeutics common stock, in each case on a post-Merger, post-Reverse Stock Split basis. All historical per share amounts have been adjusted to reflect the Reverse Stock Split.

2.	Basis of Presentation

The unaudited pro forma condensed combined balance sheet as of September 30, 2013, and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2013, and for the year ended December 31, 2012, are based on the historical financial statements of Nile and Capricor and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

The Company accounts for business combinations pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (ASC) 805, Business Combinations. In accordance with ASC 805, Capricor uses its best estimates and assumptions to accurately assign fair value to the tangible and intangible assets acquired and liabilities assumed at the acquisition date. Goodwill as of the acquisition date is measured as the excess of purchase consideration over the fair value of net tangible and identifiable intangible assets acquired.

At the completion of the Merger, the former Capricor stockholders will hold 90% of the outstanding shares of the post-Merger Capricor Therapeutic’s common stock on a fully-diluted basis. Accordingly, the Merger represents a change in control. For accounting purposes, the Merger has been accounted for as an acquisition of Nile and a recapitalization of Capricor, with Capricor as the accounting acquirer (legal acquiree) and Nile as the accounting acquiree (legal acquiror).

The fair values assigned to Nile’s tangible and intangible assets acquired and liabilities assumed are based on Capricor’s estimates and assumptions. The estimated fair values of these assets acquired and liabilities assumed are considered preliminary and are based on the information that was available as of the date of this report. Capricor believes that the information provides a reasonable basis for estimating the fair values of assets acquired and liabilities assumed.

The unaudited pro forma condensed combined financial information is not intended to represent or be indicative of Capricor’s consolidated results of operations or financial position that would have been reported had the Merger been completed as of the dates presented, and should not be taken as a representation of Capricor’s future results of operations or financial position. The unaudited pro forma condensed combined financial information does not reflect any operating efficiencies and/or cost savings that Capricor may achieve with respect to the merged companies.

The unaudited pro forma condensed combined financial information should be read in conjunction with Nile’s historical consolidated financial statements and accompanying notes included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013 and Capricor’s historical financial statements and accompanying notes for the year ended December 31, 2012 and the nine months ended September 30, 2013, which are included in Exhibit 99.1 and 99.2 attached hereto.

Accounting Periods Presented

The unaudited pro forma condensed combined balance sheet as of September 30, 2013 is presented as if the Merger had occurred on September 30, 2013.

The unaudited pro forma condensed combined statements of operations of Capricor and Nile for the nine months ended September 30, 2013 and for the year ended December 31, 2012 are presented as if the merger had taken place on January 1, 2012.

Reclassifications

The following reclassifications have been made to the presentation of the Company’s historical financial statements in order to conform to Capricor’s presentation:

•	The Company’s accrued expenses and other current liabilities balance of $497,886 has been reclassified to accounts payable and accrued expenses as of September 30, 2013.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheets reflect the following adjustments:

(a)	Intangibles. Reflects estimated value of Nile’s licensed technologies, primarily cenderitide.

(b)	Accounts payable and accrued expenses. Reflects the elimination of Nile’s deferred compensation liability related to its Chief Executive Officer and Chief Financial Officer of $310,354 and $182,533, respectively.

(c)	Notes payable. Reflects the conversion of all notes payable of $450,000 at the time of the Merger. Pursuant to the Merger Agreement, this note payable will convert into Nile’s common shares at a conversion price per share equal to the volume weighted average price of the Company’s common stock from July 8, 2013 through September 30, 2013.

(d)

Warrant Liability. Reflects purchase accounting adjustment to eliminate the warrant liability of $393,200 related to warrants issued in connection with the conversion of notes payable. Upon the conversion of the notes payable, Nile will issue a specified number of warrants equal to the note proceeds payable balance divided by a conversion price equal to the volume weighted average price of Nile’s common stock from July 8, 2013 to September 30, 2013. This effectively results in a reclassification from liabilities to equity.

(e)	Preferred Stock. Reflects the assumed conversion of each outstanding share of Capricor’s Series A-1, A-2 and A-3 Preferred Stock into one share of Capricor’s common stock.

(f)	Common Stock. Reflects the elimination of all of Capricor’s common stock and the issuance of the Nile’s stock upon conversion of notes payable, any stock contemplated to be issued upon closing to the Mayo Foundation, warrant and option exchanges, the note conversion price, issuance of shares to Nile’s Chief Executive Officer and Chief Financial Officer, the effects of the 1:50 reverse stock split and the issuance of shares to Capricor, as a result of the acquisition method of accounting.

(g)	Additional Paid-in Capital. Reflects the adjustment of Nile’s additional paid-in capital as a result of the acquisition method of accounting, including additional paid-in capital on shares issued as a result of the Merger.

(h)	Deficit Accumulated During the Development Stage. Reflects the elimination of all of Nile’s accumulated deficit of $48.1 million as a result of the acquisition method of accounting.

Adjustments to Unaudited Pro Forma Condensed Statement of Operations for the Nine Months Ended September 30, 2013 reflect the following adjustments:

(i)	General and Administrative Expenses. Reflects the elimination of Merger related costs of $192,475.

(j)	General and Administrative Expenses. Reflects the elimination of deferred salaries expense of $436,459.

(k)	Interest Expense. Reflects the purchase accounting expensing of Nile’s unamortized note discount balance related to the notes payable.

(l)	Other Income (Expense). As a result of the elimination of the warrant liability as described in (d) above, there was a reduction of Nile’s other expense of $189,800.

Adjustments to Unaudited Pro Forma Condensed Statement of Operations for the Year Ended December 31, 2012 reflect the following adjustments:

(m)	General and Administrative Expenses. Reflects the elimination of deferred salaries expense of $56,428.

(n)	Other Income (Expense). Reflects the write-off of goodwill expected to result from the Merger. Goodwill is calculated as the difference between the acquisition date fair value of the estimated consideration paid in the merger and the values assigned to the assets acquired and liabilities assumed. Goodwill is not amortized but is generally subject to an impairment test annually or more frequently if an event or circumstance indicates that an impairment loss may have been incurred. The level of goodwill expected to result from the merger is primarily reflective of Nile’s publicly traded status and is assumed to be fully impaired as of the completion of the Merger.